UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2019, Alder BioPharmaceuticals, Inc. entered into a Distribution Agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, as our sales agent (the “Sales Agent”), pursuant to which we may offer and sell from time to time through the Sales Agent up to $100,000,000 maximum aggregate offering price of our common stock, par value $0.0001 per share (“Common Stock”), in such amounts as we may specify by notice to the Sales Agent, in accordance with the terms and conditions set forth in the Distribution Agreement.

Sales, if any, of the Common Stock pursuant to the Distribution Agreement may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Stock Market, or sales made to or through a market maker other than on an exchange. Under the Distribution Agreement, we will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. We are not obligated to sell any Common Stock under the Distribution Agreement. The Common Stock will be offered and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-216199) which was automatically effective upon filing with the Securities and Exchange Commission on February 23, 2017. We may terminate the Distribution Agreement upon written notice to the Sales Agent for any reason or by the Sales Agent upon written notice to us for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in our company.

The Distribution Agreement contains customary representations, warranties and agreements by us, and indemnification rights and obligations of the parties. The Distribution Agreement provides that the Sales Agent will be entitled to compensation for its services equal up to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Distribution Agreement. Under the terms of the Distribution Agreement, we have agreed to indemnify the Sales Agent against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Sales Agent may be required to make in respect of these liabilities, and to reimburse the Sales Agent for certain expenses. In the ordinary course of business, the Sales Agent or their respective affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the company and/or its affiliates, for which they have received or may receive customary compensation.

We intend to use the net proceeds from the sale, if any, of the securities offered in the offering for the commercialization of eptinezumab up to and through launch and the manufacture of commercial supply for eptinezumab, and may also use net proceeds for future eptinezumab clinical trials, the development of ALD1910 and for working capital and general corporate purposes.

The above summary of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Cooley LLP relating to the shares of Common Stock being offered pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP

10.1	Distribution Agreement, dated January 4, 2019, by and between Alder BioPharmaceuticals, Inc. and J.P. Morgan Securities LLC

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: January 4, 2019

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel